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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Consolidated Balance Sheet as of
             December 31, 1996                        Filed
             (Unaudited)                              herewith

   B         Consolidated Statement of Income and
             Members' Accumulated Deficit             Filed
             For the Year ended December 31, 1996     herewith
             (Unaudited)

   C         Consolidated Statement of Cash Flows     Filed
             For the Year Ended December 31, 1996     herewith
             (Unaudited)